Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Below is a list of all direct and indirect subsidiaries of Tellurian Inc. as of March 15, 2018:

Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Ownership
Tellurian Inc. owns the following subsidiaries directly:
Tellurian Investments LLC (formerly known as Tellurian Investments Inc.)	Delaware	100.0%
Magellan Petroleum (UK) Investment Holdings Limited	United Kingdom	100.0%
Magellan Petroleum Australia Pty Ltd	Queensland, Australia	70.0% (1)
Tellurian Investments LLC owns the following subsidiaries directly:
Driftwood Holdings LLC	Delaware	100.0%
Tellurian LandCo LLC (formerly known as Parallax LNG LandCo LLC and MBTU LandCo LLC)	Delaware	100.0%
Tellurian LNG LLC (formerly known as Parallax LNG LLC)	Delaware	100.0%
Tellurian Midstream Holdings LLC	Delaware	100.0%
Tellurian Production Holdings LLC	Delaware	100.0%
Tellurian Services LLC (formerly known as Parallax Services LLC)	Delaware	100.0%
Tellurian Supply & Trade LLC	Delaware	100.0%
Tellurian International Holdings Ltd	United Kingdom	100.0%
Tellurian LNG UK Ltd	United Kingdom	100.0%
Tellurian Trading UK Ltd	United Kingdom	100.0%
Tellurian LNG Singapore Pte. Ltd.	Singapore	100.0%
Driftwood Holdings LLC owns the following subsidiary directly:
Tellurian O&M LLC	Delaware	100.0%
Tellurian LNG LLC owns the following subsidiaries directly:
Driftwood LNG LLC	Delaware	100.0%
Driftwood LNG Tug Services LLC	Delaware	100.0%
Driftwood Pipeline LLC (formerly known as Driftwood LNG Pipeline LLC)	Delaware	100.0%
Tellurian Midstream Holdings LLC owns the following subsidiary directly:
Tellurian Pipeline LLC	Delaware	100.0%
Tellurian Pipeline LLC owns the following subsidiaries directly:
Haynesville Global Access Pipeline LLC	Delaware	100.0%
Permian Global Access Pipeline LLC	Delaware	100.0%
Tellurian Production Holdings LLC owns the following subsidiaries directly:
Tellurian Operating LLC	Delaware	100.0%
Tellurian Production LLC	Delaware	100.0%
Magellan Petroleum (UK) Investment Holdings Limited owns the following subsidiary directly:
Magellan Petroleum (UK) Limited	United Kingdom	100.0%
Magellan Petroleum Australia Pty Ltd owns the following subsidiaries directly:
Magellan Petroleum (Offshore) Pty Ltd	Queensland, Australia	100.0%

(1)
Tellurian Inc. directly owns 70% of Magellan Petroleum Pty Ltd (“MPA”), and the remaining 30% of MPA is directly owned by Magellan Petroleum (UK) Limited, a wholly owned subsidiary of Magellan Petroleum (UK) Investment Holdings Limited.